NEWS RELEASE

Contact:                 Wendy S. Schmucker
Senior Vice President, Secretary and Treasurer
724-537-9923

For Immediate Release

COMMERCIAL NATIONAL POSTS HIGHER FIRST QUARTER 2012 EARNINGS

LATROBE, PA, April 18, 2012 - Commercial National Financial Corporation (NASDAQ:CNAF)(Company), parent Company of Commercial Bank & Trust of PA, has reported earnings for the quarter ended March 31, 2012. The Company earned $3,796,000 (or $1.33 per average share outstanding) in 2012 compared to $1,360,000 (or $.48 per average share outstanding) in 2011.

President and Chief Executive Officer Gregg E. Hunter noted, “First quarter 2012 earnings were greatly influenced by realized securities sale related gains that were generated in early March as a by-product of an asset/liability management rebalancing. The Company sold $49.8 million in book value taxable municipal bonds and $7.4 million in book value tax-free municipal bonds. These municipal bond sales resulted in a $3.2 million pre-tax gain which equated to a $2.1 million earnings benefit (or $0.74 per average share outstanding). This action was based on several factors. The main factor was a strategic decision to decrease the Company’s future market exposure by reducing the average maturity of the bond portfolio. In addition, the Company determined the potential future credit exposure associated with municipal bonds should be reduced. These municipal bond sales provide the Company with enhanced liquidity and flexibility going forward. The municipal bond market experienced significant price appreciation during the first two months of 2012, which provided the Company with a unique opportunity to manage market and credit exposures while also capturing unprecedented gains within earnings and capital. The Company’s core earnings not including the bond sale gains were $1,693,000 (or $.59 per average share outstanding).  Commercial National’s strong core earnings, solid asset quality and sizable capital base continue to be well-supportive of its regular quarterly common stock cash dividend payments to shareholders.”

In addition to Latrobe, Pennsylvania where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company operates an asset management and trust division of Commercial Bank & Trust of PA headquartered in Greensburg, Pennsylvania. Commercial Bank & Trust of PA also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the Company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(Dollars in thousands, except per share data)

	March 31,	March 31,
	2012	2011

ASSETS
Cash and due from banks on demand	$3,004	$5,318
Interest bearing deposits with banks	44,321	3
	47,325	5,321

Securities available for sale	128,271	136,795
Restricted investments in bank stock	3,357	4,122

Loans	172,730	190,040
Allowance for loan losses	(1,679)	(1,686)
Net loans	171,051	188,354

Premises and equipment	3,066	3,258
Investment in life insurance	16,140	15,594
Other assets	3,439	12,242

Total assets	$372,649	$365,686

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
Non-interest bearing	$96,687	$82,098
Interest bearing	216,871	207,898
Total deposits	313,558	289,996

Short-term borrowings	-	7,275
Long-term borrowings	-	10,000
Other liabilities	4,533	11,387
Total liabilities	318,091	318,658

Shareholders' equity
Common stock, par value $2 per share;
10,000,000 shares authorized; 3,600,000
shares issued; 2,860,953 shares
outstanding in 2012 and 2011	7,200	7,200
Retained earnings	54,226	47,937
Accumulated other comprehensive income	5,676	4,435
Treasury stock, at cost, 739,047 shares
in 2012 and 2011	(12,544)	(12,544)

Total shareholders' equity	54,558	47,028

Total liabilities and shareholders' equity	$372,649	$365,686

COMMERCIAL NATIONAL FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2012	2011

INTEREST INCOME
Interest and fees on loans	$2,429	$2,717
Interest and dividends on securities:
Taxable	1,158	923
Exempt from federal income taxes	963	728
Other	10	-
Total Interest income	4,560	4,368

INTEREST EXPENSE
Interest on deposits	343	485
Interest on short term borrowings	14	18
Interest on long term borrowings	1	59
Total Interest expense	358	562

NET INTEREST INCOME	4,202	3,806
PROVISION FOR LOAN LOSSES	-	-

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,202	3,806

OTHER OPERATING INCOME
Asset management and trust income	240	252
Service charges on deposit accounts	262	255
Net Security gains	3,186
Income from investment in life insurance	119	123
Other income	114	64
Total other operating income	3,921	694

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,654	1,585
Net occupancy expense	218	214
Furniture and equipment	91	109
Pennsylvania shares tax	126	126
Legal and professional	81	93
FDIC Insurance	48	87
Other expenses	714	675
Total other operating expenses	2,932	2,889

INCOME BEFORE INCOME TAXES	5,191	1,611
Income tax expense	1,395	251

Net income	$3,796	$1,360

Average Shares Outstanding	2,860,953	2,860,953

Earnings Per Share	$1.33	$0.48